Exhibit 10.24
SECOND AMENDMENT TO RESTATED
WAGE CONTINUATION AGREEMENT

THIS SECOND AMENDMENT TO RESTATED WAGE CONTINUATION AGREEMENT (the “Amendment”) is made and entered into as of this 30th day of December 2008, by and between NORMAN C. HARBERT, individually (“Harbert”), and HAWK CORPORATION, a Delaware corporation whose principal address is 200 Public Square, Suite 1500, Cleveland, Ohio 44114 (“Hawk”).

RECITALS:

A.	The parties and Friction Products Co. (“Friction”) are parties to the Amended and Restated Wage Continuation Agreement dated as of December 31, 2001 (the “Restated Agreement”).

B.	Friction is no longer a necessary party.

C.
Harbert and Hawk amended the Restated Agreement under the First Amendment to Restated Wage Continuation Agreement entered into as of June 1, 2005 (the “First Amendment,” and together with the Restated Agreement, the “Original Amended Agreement”).

D.
In order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, the parties desire to amend the Original Amended Agreement as set forth in this Amendment (the Original Amended Agreement as amended by this Amendment is referred to herein as the “Amended Agreement”).

ACCORDINGLY, in consideration of the promises hereinafter set forth in this Amendment, the parties agree as follows:

1. Changes to Section 1(a) of the Original Amended Agreement. Hawk and Harbert hereby agree that Section 1(a) of the Original Amended Agreement is hereby amended as follows:

(a)	The last sentence of Section 1(a) is deleted from the Original Amended Agreement in its entirety and is replaced by the following:

The Wage Continuation Payment shall be payable to the Spouse in equal monthly installments on the first day of each such month commencing with the first day of the first month following the month of Harbert’s death and shall continue monthly until the death of the Spouse.

(b)	The following is added in its entirety as the last sentence of Section 1(a) of the Amended Agreement:

To ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time (collectively, “Section 409A”), no payment under Section 1(a) above shall be made later than December 31 of the calendar year in which the Spouse’s right to the amount was accrued.

2. Addition of New Section 12 to the Original Amended Agreement. Hawk and the Executive hereby agree that Article VII of the Original Amended Agreement is hereby added in its entirety as follows:

12.           SECTION 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

(b) For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the Spouse’s right to receive the installment payments described in Section 1(a) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all time be considered a separate and distinct payment.

3. Full Force and Effect.  Except to the extent specifically modified in this Amendment, each and every provision of the Original Amended Agreement remains in full force and effect in the Amended Agreement.

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4. Miscellaneous.  This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio.  The parties intend to and do hereby confer jurisdiction upon the courts of any jurisdiction within the State of Ohio to determine any dispute arising out of or related to this Amendment, including the enforcement and the breach hereof.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  In the event of any conflict between the original terms of the Original Amended Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first hereinabove mentioned.
HAWK CORPORATION
(“Hawk”)

By: /s/ Byron S. Krantz
Its: Secretary

/s/ Norman C. Harbert
NORMAN C. HARBERT (“Harbert”)

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